Exhibit 99


INTERNAL REVENUE SERVICE                    DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755

                                            Employer Identification Number:
                                                95-2815260
                                            File Folder Number:
Date: OCT. 19, 1995                             950040602
FREMONT GENERAL CORPORATION                 Person to Contact:
C/O TIMOTHY J. SPARKS                          LINDA PAGE
OR DOUGLAS M. LAURICE                       Contact Telephone Number:
WILSON, SONSINI, GOODRICH                      (213) 725-7063
650 PAGE MILL ROAD                          Plan Name:
PALO ALTO, CA 94304-1050                       FREMONT GENERAL CORPORATION AND
                                               AFFILIATED COMPANIES INCENTIVE
                                               PLAN
                                            Plan Number: 002



Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-l(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the amendment(s) adopted on 11/21/94 & 7/12/95.

      This determination letter is applicable for the plan adopted on October 31, 1985.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a) (4)-l(b) (2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees



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FREMONT GENERAL CORPORATION


in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

       The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

       We have sent a copy of this letter to your representative as indicated in the power of attorney.

       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                              Sincerely yours,


                                              /s/ Richard R. Orosco
                                              Richard R. Orosco
                                              District Director

Enclosures:
Publication 794
Addendum

                                                              Letter 835 (DO/CG)



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FREMONT GENERAL CORPORATION


This plan also satisfies the requirements of Code section 401(k).









                                                              Letter 835 (DO/CG)



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